UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2013

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA 22310
(Address of Principal Executive Offices and Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2013, VSE Corporation (the "Company") and Mr. Maurice Gauthier entered into an amended and restated employment agreement pursuant to which Mr. Gauthier will continue to serve as the Company's chief executive officer, president and chief operating officer.
Mr. Gauthier's amended and restated employment agreement provides for a three and one-quarter year term, effective as of January 1, 2014.  At the end of the term, the agreement will automatically be extended for one year period, unless either the Company or Mr. Gauthier has provided the other with at least 120 days prior written notice of its or his intention to allow the agreement to expire. The agreement may be earlier terminated by Mr. Gauthier or the Company, with or without cause, upon prior notice.
Mr. Gauthier's annual base salary will be $670,000, subject to annual review by the Compensation Committee and the Board of Directors.  Mr. Gauthier is also entitled to an annual performance bonus under the Company's Performance Bonus Plan. He is also eligible to participate in all other currently existing or subsequently implemented compensation or benefit plans or arrangements available generally to the Company's senior officers, including the Company's Deferred Supplemental Compensation Plan and the Company's 2006 Restricted Stock Plan. Mr. Gauthier is entitled to vacation benefits, insurance benefits, other fringe benefits and perquisites comparable to those provided to the Company's other senior officers pursuant to policies established from time to time by the Company.  The Company will reimburse him for all reasonable and proper business expenses that he incurs in the performance of his duties.
The agreement requires Mr. Gauthier not to disclose the Company's confidential information during the term and for two years after termination.  It also provides that, for two years after termination, he will not induce or attempt to induce any individual to leave the employ of the Company or solicit or offer employment to any individual who was employed by the Company at any time during the 365-day period preceding the solicitation or offer. If the term of the agreement expires or is terminated by the Company for cause (as defined below) or by Mr. Gauthier without good reason (as defined below), Mr. Gauthier will not, for two years after termination, engage, directly or indirectly, in competition with the Company, or solicit, directly or indirectly, from any person who purchased any then existing product or service from the Company during the term, the purchase of any then existing product or service in competition with then existing products or services of the Company.
If Mr. Gauthier's employment terminates by reason of his death or disability, he would be entitled to payment of (a) his base salary then in effect for 365 days following the date of his death or disability and (b) a lump sum equal to his annual bonus amount for the year in which termination occurs, based on an estimate of the Company's performance for the period before termination, as determined by the Compensation Committee and the terms and conditions of the Company's annual bonus or incentive plan, prorated to reflect the number of days out of 365 during which Mr. Gauthier was employed during the year of termination, subject to subsequent reconciliation with the Company's actual performance for the entire year in which termination occurs (the "Annualized Performance Bonus").
If Mr. Gauthier's employment is terminated without cause or if he resigns for good reason (other than during a change in control period, as defined below), he would be entitled to receive a lump sum equal to (a) two times his base salary and (b) the Annualized Performance Bonus. If Mr. Gauthier's employment is terminated without cause or if he resigns for good reason during a change in control period, he would be entitled to receive a lump sum equal to (a) the lesser of three times his base salary or such lesser amount as would not trigger the application of Section 280G of the Internal Revenue Code and (b) the Annualized Performance Bonus.  In either event, he would also be entitled to medical and hospitalization benefits for 18 months after termination, all compensation and other benefits accrued as of the termination date, the vesting of all outstanding restricted stock, restricted stock units or similar rights to acquire capital stock and the vesting of all unvested rights under the Company's Deferred Supplemental Compensation Plan.  Nonrenewal of the term by the Company would not be considered to be a termination without cause.
Under the agreement, "good reason" means a material diminishment of Mr. Gauthier's authorities, duties, responsibilities or status, the relocation of his place of employment in excess of 75 miles from its current location or the Company's  material breach of the agreement after written notice and an opportunity to cure, and "cause" means (a) conduct that is materially illegal or fraudulent or contrary to the Company's policy, (b) the breach of the agreement, after written notice and an opportunity to cure, (c) use of illegal drugs or abuse of alcohol or authorized drugs that impairs his ability to perform his duties hereunder, after written notice and an opportunity to cure and (d) knowing and willful neglect of duties or negligence in the performance of duties that materially affects the business of the Company, after written notice and an opportunity to cure.
Under the agreement, "change in control" means (a) any person or group, as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act"), other than a trustee or other fiduciary holding Company voting securities ("Voting Securities") under any Company-sponsored benefit plan, becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 45% or more of the outstanding Voting Securities; (b) a cash tender or exchange offer is completed for such amount of Voting Securities that, together with the Voting Securities then beneficially owned, directly or indirectly, by the offeror (and affiliates thereof) constitutes 45% or more of the outstanding Voting Securities; (c) except in the case of a merger or consolidation in which (x) the Company is the surviving corporation and (y) the holders of Voting Securities immediately prior to such merger or consolidation beneficially own, directly or indirectly, more than 50% of the outstanding Voting Securities immediately after such merger or consolidation (there being excluded from the number of Voting Securities held by such holders, but not from the outstanding Voting Securities, any Voting Securities received by affiliates of the other constituent corporation(s) in the merger or consolidation in exchange for stock of such other corporation), the Company's stockholders approve an agreement to merge, consolidate, liquidate or sell all or substantially all of the Company's assets; or (d) a majority of the Company's directors are elected to the Board of Directors without having previously been nominated and approved by the members of the Board of Directors incumbent on the day immediately preceding such election. "Change in control period" means the period beginning on the 90th day preceding any change of control and ending on the earlier of the first anniversary of the date on which the change of control occurred and the date the term of the agreement expires.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VSE CORPORATION
(Registrant)

Date: December 09, 2013	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Corporate Secretary